UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2025, Starbucks Corporation (the “Company” or “Starbucks”) announced the appointment of Cathy R. Smith as executive vice president, chief financial officer and designated Ms. Smith as the Company’s principal financial officer and principal accounting officer, effective, in each case, as of a date to be determined (the “Effective Date”).

Ms. Smith, age 61, joins Starbucks from Nordstrom where she has served as executive vice president, chief financial officer and treasurer since 2023. From 2020 to 2023, Ms. Smith served as chief financial and administrative officer for Bright Health Group. From 2015 to 2020, Ms. Smith served as the chief financial officer for Target Corporation. Previously, Ms. Smith served as chief financial officer for Express Scripts from 2014 to 2015, for Walmart International from 2010 to 2014, for GameStop from 2009 to 2010, for Centex from 2006 to 2009, for Kennametal from 2005 to 2006, for Textron from 2003 to 2005, and for Raytheon from 1986 to 2003. She currently serves on the board of directors at PPG Industries and Baxter International. Previously, Smith served as a director for Dick’s Sporting Goods. Ms. Smith holds an undergraduate degree from the University of California, Santa Barbara and an MBA from the University of Southern California.

In connection with Ms. Smith’s appointment, Ms. Smith and the Company executed an offer letter on February 27, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Smith will receive an initial base salary of $925,000 per year and an annual cash incentive opportunity at a target of 125% of base salary, which will be prorated for fiscal year 2025, and is consistent with the compensation paid to our prior chief financial officer.

Ms. Smith will forfeit approximately $15 million in cash incentive and equity awards in connection with her departure from her prior employer. In consideration of her forfeited cash incentive opportunity and equity awards that would have vested within the next twelve months, to induce her to join Starbucks, and consistent with Starbucks general compensation practices for executives, Ms. Smith will receive a cash signing bonus of $5,000,000. 50% of such amount will be paid on the next payroll date following the one-month anniversary of the Effective Date and the remaining 50% will be paid on the next payroll date following the twelve-month anniversary of the Effective Date, in each case, subject to Ms. Smith’s continued employment with the Company through the applicable payment date. If Ms. Smith’s employment is terminated by the Company without cause or upon her death or disability, Ms. Smith will be entitled to receive any unpaid portion of the signing bonus within thirty days of her employment termination date.

In consideration of her forfeited long-term cash incentive opportunity and long-term equity awards that would have vested beyond the next twelve months and to induce her to join Starbucks, Ms. Smith will also receive a replacement equity grant with a target value of $6,400,000 (the “Replacement Grant”). Further, to align Ms. Smith with Starbucks fiscal year 2025 long-term annual incentive program and in respect of her forfeited long-term cash incentive opportunity and long-term equity awards that would have vested beyond the next twelve months, Ms. Smith will receive a fiscal year 2025 annual equity award with a target value of $4,500,000 (the “2025 Annual Grant”), which amount is also consistent with the compensation paid to our prior chief financial officer. Each of the Replacement Grant and the 2025 Annual Grant will consist of 60% performance-based restricted stock units and 40% time-based restricted stock units. The vesting of each of the Replacement Grant and the 2025 Annual Grant will continue in the event Ms. Smith’s employment is terminated by the Company without cause.

Ms. Smith is expected to participate in the Company’s previously disclosed Executive Severance and Change in Control Plan. Ms. Smith will also be entitled to the Company’s standard relocation benefits for senior executives and participate in employee benefit plans and programs provided by the Company to other senior executives. Ms. Smith will also be subject to the Company’s restrictive covenants agreement, which includes restrictions relating to noncompetition, non-solicitation, and protection of confidential information.

The description of the Offer Letter in this Item 5.02 is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 4, 2025, the Company also announced that Rachel Ruggeri would no longer serve as the Company’s executive vice president, chief financial officer and principal financial officer and principal accounting officer, effective, in each case, as of a date to be determined. Ms. Ruggeri’s separation from the Company meets the conditions of the “without cause” provisions of the Company’s Executive Severance and Change in Control Plan for purposes of all plan benefits thereunder.

There are no arrangements or understandings between Ms. Smith and any other person pursuant to which she was appointed as chief financial officer and designated as principal executive officer and principal accounting officer. Ms. Smith does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Item 7.01    Regulation FD Disclosure.

A copy of the letter from Brian Niccol, chairman and chief executive officer, relating to the announcement described in Item 5.02, dated March 4, 2025, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated February 27, 2025
99.1	Letter from Brian Niccol dated March 4, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	March 4, 2025
		By:	/s/ Bradley E. Lerman
Bradley E. Lerman
executive vice president, chief legal officer